EXHIBIT 99.1


                             WESTPOINT STEVENS, INC.

                             Restructuring Proposal

                               AS OF JUNE 1, 2003

THIS SUMMARY IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR SOLICITATION WILL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. This Summary describes the principal terms of a proposed restructuring of the outstanding indebtedness and liabilities of, and equity interests in, WestPoint Stevens, Inc., a Delaware corporation ("WestPoint"), and some or all of WestPoint's subsidiaries (collectively with WestPoint, the "Company"). Certain of the transactions relating to the reorganization described herein include transactions which may be implemented outside a plan of reorganization for the Company under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). PURSUANT TO FEDERAL RULE OF EVIDENCE 408 AND ANY APPLICABLE STATE RULES OF EVIDENCE, THIS SUMMARY, THE TERMS HEREIN, AND ALL NEGOTIATIONS RELATING THERETO SHALL NOT BE ADMISSIBLE INTO EVIDENCE IN ANY PROCEEDING.


Transaction Overview..........   The Company will consummate a restructuring of
                                 the (i) Second Amended and Restated Credit
                                 Agreement, dated as of June 9, 1998 among WestPoint, certain of its foreign subsidiaries named therein, the Banks named therein (the
                                 "Banks") and Bank of America as administrative agent for lenders ("BoA") (the "Senior Credit
                                 Facility"), (ii) Credit Agreement, dated as of
                                 June 29, 2001, among WestPoint, Bankers Trust
                                 Company, as administrative agent, and the lenders thereto (the "Second Lien Facility"),
                                 (iii) $525,000,000 principal amount of 7 ?%
                                 Senior Notes due 2005 and $475,000,000
                                 principal amount of 7 ?% Senior Notes due 2008
                                 (collectively, the "Old Notes"), (iv) Loan and
                                 Security Agreement, dated March 28, 2003, among
                                 WPS Receivables Corporation, as Borrower,
                                 WestPoint Stevens Inc., as Initial Servicer, the lenders party thereto from time to time, and Congress Financial Corporation (Southern), as agent for such lenders (the "Receivables
                                 Facility") and (v) the common stock of
                                 WestPoint (the "Old Common Stock") and any rights to acquire Old Common Stock
                                 (collectively, the "Restructuring").

Reorganization Implementation.   Implementation will be through a plan of
                                 reorganization for the Company under the Bankruptcy Code (the "Plan").

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Senior Credit Facility........   The Senior Credit Facility will be replaced by
                                 an exit bank credit facility with terms
                                 acceptable to the Standby Purchasers referred to below (the "New Senior Credit Facility") and the Company.

Second Lien Facility .........   Application of the $166.7 million in cash
                                 proceeds received by the Company from the exercise of the Rights (described below) will repay and discharge in full the Second Lien
                                 Facility.

Consideration for Old Notes...   Holders of the Old Notes will receive an
                                 aggregate of:

                                 o          $175 million principal amount of
                                            unsecured subordinated notes of
                                            WestPoint ("Junior Subordinated
                                            Notes") having the following basic
                                            terms:

                                            -          8% coupon, payable in
                                                       kind

                                            -          maturity date of
                                                       12/31/2009 for those
                                                       Junior Subordinated Notes
                                                       received in respect of
                                                       the Old Notes due 2005
                                                       (representing 52.5% of
                                                       total Junior Subordinated
                                                       Notes)

                                            -          maturity date of
                                                       12/31/2012 for those
                                                       Junior Subordinated Notes
                                                       received in respect of
                                                       the Old Notes due 2008
                                                       (representing 47.5% of
                                                       total Junior Subordinated
                                                       Notes)

                                            -          Contractually
                                                       subordinated to the New
                                                       Senior Credit Facility
                                                       and Senior Secured Notes
                                                       (as defined below); and

                                 o          30% of the new common stock of
                                            WestPoint as of consummation of the
                                            Reorganization ("New Common Stock");
                                            and

                                 o          The Rights described below.

Consideration for Other
General Unsecured Creditors...   To be agreed.



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Consideration for Old Common
Stock and Rights to Acquire
Old Common Stock of
WestPoint.....................   None. Each holder of Old Common Stock and
                                 holders of options and any other right to acquire Old Common Stock will not receive or retain any property on account of such interest.

Rights........................   Holders of Old Notes have the right to
                                 subscribe in cash for their pro rata share of the following securities (each a "Right" and collectively the "Rights"):

                                 o          $166.7 million of senior secured
                                            notes of WestPoint (the "Senior
                                            Secured Notes") having the following
                                            basic terms:

                                            -          8% coupon, payable in
                                                       cash;

                                            -          due 9/30/2009;

                                            -          secured by a second
                                                       priority lien on
                                                       substantially all of the
                                                       Company's assets;

                                            -          redeemable at par by
                                                       WestPoint at any time;
                                                       and

                                 o          70% of the New Common Stock of the
                                            Company.

                                 Holders who exercise their Rights will be entitled to receive a payment payable by WestPoint (or, alternatively, by a reduction in the subscription price) equal to 1% of the principal amount of Senior Secured Notes for which they subscribe.

                                 ESL Investments, GSC Partners and Perry Capital (the "Standby Purchasers"), who currently own in the aggregate more than 51% of the outstanding principal amount of the Old Notes will provide standby commitments for the exercise of the Rights, whereby they will agree to exercise the Rights received by them and exercise the Rights not exercised by the third party holders of the Old Notes and will be entitled to receive a payment payable by WestPoint (or, alternatively, by a reduction in the subscription price) equal to 2% of the amount of their respective standby commitments. Each of the Standby Purchasers will be entitled to reimbursement by the Company for the reasonable fees and expenses of outside counsel engaged by any or all of the Standby Purchasers in connection with their standby commitments.


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Debtor-In-Possession
Financing.....................   The Company shall obtain debtor-in-possession
                                 financing in an amount not to exceed $300 million (the "DIP Credit Facility").

Registration Rights...........   Certain holders of New Common Stock will enter
                                 into a customary registration rights agreement providing demand registration rights and piggyback registration rights, subject to customary restrictions.

Chairman/C.E.O................   Current Chairman and C.E.O. of WestPoint will
                                 resign as soon as practicable after the entry of a bankruptcy court order approving the financial and other arrangements with respect to his resignation summarized below. The
                                 Standby Purchasers will support the motion to approve such financial and other arrangements with respect to the resignation of the current
                                 Chairman and C.E.O.

                                 From and including the date of such
                                 resignation, the Board will appoint an interim C.E.O. of WestPoint who shall be reasonably acceptable to the Standby Purchasers. The Standby Purchasers confirm that the Company's current Chief Operating Officer, Chip Fontenot, would be acceptable to them as interim C.E.O.

                                 Two members of the current Board of the Company and one representative of each of the Standby Purchasers shall, as soon as practicable, form a search committee (the "Search Committee") to identify and nominate one or more qualified candidates for the position of C.E.O. of WestPoint. As part of the search process, the Search Committee will consider current employees of the Company as well as any other individuals it deems appropriate. Any action or determination by the Search Committee shall require the affirmative vote of a majority of its members. The then current board will select and appoint the new C.E.O. from the nominee or nominees as determined by the Search Committee.

                                 Upon the resignation of the current Chairman and C.E.O., but only if the Interim Board (as defined below) shall have been constituted in accordance with the provisions hereof, he shall be entitled to receive a severance payment of $1 million (payable in cash) and will enter into a separation agreement (as set out below)


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                                 with WestPoint with a term from the date of
                                 such resignation through December 31, 2005, under which he will be obliged to make himself available to the Company at the Company's request.

                                 Under the separation agreement, the current
                                 Chairman and C.E.O. will be entitled to
                                 additional cash payments in the amounts of $425,000 for the balance of 2003, $475,000 for
                                 2004 and $475,000 for 2005 (to be paid in equal semi-monthly installments).

                                 In addition the Company will forgive any monetary obligations owed by HTG Corp. to the Company with respect to any losses reflected in any of the Company's capital account balances arising from the Falcon 2000 jet aircraft transactions.

                                 The current Chairman and C.E.O. shall be entitled to no further payment or benefits whatsoever, other than an amount limited to $50,000 for reimbursement of tax, legal or related costs incurred by him in relation to the Restructuring.

                                 Following his resignation, the current Chairman and C.E.O. shall receive a general release from the Company for all claims that the Company may have against him arising out of or in connection with his service as an officer or director of the Company.

Interim Board.................   The board of directors of WestPoint (the
                                 "Board") will take such actions as are
                                 necessary to reconstitute itself such that at least a majority of its members are newly-appointed independent directors acceptable to the Standby Purchasers (such reconstituted Board, the "Interim Board"), provided that the size of the Interim Board will not exceed 11 members. The reconstitution of the Board will take place as soon as reasonably practical.

New Board.....................   Upon consummation of the Plan, the Interim
                                 Board shall be replaced by a new Board (the
                                 "New Board") composed of the nominees of the Standby Purchasers, together with the then
                                 C.E.O.


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Key Employee Retention........   The Standby Purchasers will work with the
                                 Company to consider alternatives to retain key employees during the chapter 11 case and a stock option plan to be effective after chapter
                                 11. The Company agrees it shall not implement any such alternative or stock option plan without the prior approval of the Interim Board.

Modifications.................   Economically neutral modifications shall be
                                 made to address tax, securities law and other issues arising in or as a result of the implementation of this restructuring proposal.
                                 Notwithstanding the foregoing, at the election of the Standby Purchasers, this restructuring proposal shall be modified to enhance the tax efficiencies of the Restructuring to the Company or to any of the Standby Purchasers.

Press Releases................   All press releases shall be provided to the
                                 Standby Purchasers reasonably in advance of release for their review and comment.

Shareholders Agreement........   Terms to be agreed.

Legal Fees ...................   WestPoint will reimburse the Standby Purchasers
                                 for all fees of outside legal counsel incurred in connection with this proposal for the Restructuring by wire transfer of immediately available funds to Stroock & Stroock & Lavan as soon as practicable but in no event later than the date of the filing of the petition for relief under chapter 11 of the Bankruptcy Code.

Change of Control ............   Any acceleration, vesting or similar change of
                                 control rights under employment, benefit or other arrange- ments triggered by the consummation of the Plan shall be waived or otherwise cancelled under the Plan.

Timing........................   As soon as practicable.

Conditions....................   Other than the sections hereof under the
                                 headings "Chairman/C.E.O", "Interim Board" and
                                 "New Board", the reorganization contemplated herein is subject to (i) final documentation, including a chapter 11 plan and disclosure statement, acceptable to the relevant parties,
                                 (ii) negotiations with the banks, (iii)
                                 obtaining appropriate exit financing, and (iv) the limitations and requirements of applicable law.


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